JUNIOR PLEDGE AND SECURITY AGREEMENT

        JUNIOR PLEDGE AND SECURITY AGREEMENT dated as of ______, 2000 between SUNBEAM CORPORATION (with its successors, the "PLEDGOR") and The Bank of New York, as Trustee (together with its successors and assigns, the "TRUSTEE").

                           W I T N E S S E T H :
                            - - - - - - - - - -

        WHEREAS, pursuant to an Indenture dated as of the date hereof (as the same may be amended from time to time, the "INDENTURE") between the Pledgor and the Trustee, the Pledgor is issuing its 11% Senior Secured Subordinated Notes due 2011 (the "SENIOR NOTES"); and

        WHEREAS, the Pledgor has agreed to grant a continuing junior security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Indenture and such Senior Notes;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Definitions. Terms defined in the Indenture and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

        "COLLATERAL" has the meaning assigned to such term in Section 2(A).

        "COLLATERAL ACCOUNT" has the meaning assigned to such term in
Section 5(A).

        "CONTROL AGREEMENT" has the meaning assigned to such term in
Section 5(A).

        "EVENT OF ACCELERATION" means the acceleration of the Senior Notes pursuant to Section 6.02 of the Indenture.

        "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of __________, 2000, among the First Lien Representative, the Trustee and the Pledgor (as amended, supplemented or otherwise modified from time to time), and any Intercreditor Agreement entered into by the Trustee after the date hereof pursuant to Section 11.01 of the Indenture.

        "ISSUERS" means each of Sunbeam Americas Holdings, Ltd. and Laser Acquisition Corp., each a direct wholly-owned subsidiary of the Pledgor.

        "PLEDGED STOCK" means (i) all the shares of Capital Stock of each of the Issuers and (ii) any other Capital Stock required to be pledged to the Trustee pursuant to Section 2(B), together in each case with any certificates evidencing such shares. The certificates evidencing the shares of Capital Stock of each of the Issuers are described on Schedule I hereto.

        "SECURED OBLIGATIONS" means all amounts payable from time to time by the Pledgor under the Indenture or the Senior Notes and any renewals and extensions thereof, including, without limitation: (i) all principal of and interest (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Pledgor, whether or not allowed or allowable as a claim in any such proceeding) and premium, if any, on each and any Senior Note, and (ii) all obligations with respect to fees and expenses of the Trustee (including its counsel's fees and expenses).

        "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

        "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.

        Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

        SECTION 2. The Security Interests. In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder:

            (A) The Pledgor hereby assigns and pledges to and with the Trustee for the benefit of the Holders and grants to the Trustee for the benefit of the Holders security interests in all of the following property of the Pledgor (collectively, the "COLLATERAL"):

                  (1) the Pledged Stock, and all of its rights and
               privileges with respect to the Pledged Stock; and

                  (2) all proceeds consisting of cash or Equity Interests
               of all or any of the collateral described in clause (1) hereof (including, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto).

            (B) In the event that at any time any Issuer issues any additional or substitute shares of Capital Stock of any class or any other equity interests to the Pledgor, the Pledgor will immediately pledge and deposit with the Trustee certificates representing all such shares or equity interests as additional security for the Secured Obligations. All such shares, constitute Pledged Stock and are subject to all provisions of this Agreement.

            (C) The Security Interests are granted as security only and shall not subject the Trustee or any Holder to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

        SECTION 3. Delivery of Pledged Stock. Subject to the terms of the Intercreditor Agreement, at such time as all obligations under the Senior Credit Agreement have been satisfied in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the Pledgor shall deliver to the Trustee the certificates representing the Pledged Stock in pledge hereunder. All certificates representing Pledged Stock delivered to the Trustee by the Pledgor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Trustee.

        SECTION 4.  Further Assurances.

            (A) Subject to the terms of the Intercreditor Agreement, the Pledgor agrees that it will from time to time, at its expense, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate any Security Interest or to enable the Trustee to exercise and enforce any of its rights, powers or remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Trustee to execute and file, in the name of the Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Trustee in its reasonable discretion may deem necessary or appropriate to further perfect the Security Interests.

            (B) The Pledgor agrees that it will give the Trustee notice of any change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office, in each case within 30 days of such change.

        SECTION 5.  Collateral Account.

               (A) After all obligations under the Senior Credit Agreement have been satisfied in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, promptly upon and at all times after the receipt of any Net Available Cash resulting from the Transfer of any Collateral in accordance with the terms of the Indenture, the Pledgor shall establish and shall thereafter maintain a collateral account (the "COLLATERAL ACCOUNT") at the offices of the Trustee or any securities intermediary selected by the Pledgor having a combined capital and surplus of at least $250 million and having a long-term debt rating of at least "A3" by Moody's Investors Service, Inc. and at least "A- -" by Standard & Poor's Rating Group, which shall be designated as the "Sunbeam Collateral Account" and shall be under the exclusive dominion and control of the Trustee pursuant to a control agreement substantially in the form of Exhibit A hereto (the "CONTROL AGREEMENT") to which the Trustee agrees to execute upon request. Any income received with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Temporary Cash Investments, shall remain in or be credited to the Collateral Account. All right, title and interest in and to the cash amounts credited from time to time to the Collateral Account together with any Temporary Cash Investments from time to time made pursuant to Section 5(B) shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided. At the request of the Pledgor, the Trustee shall release any amounts in the Collateral Account in order that the Pledgor may apply such amounts in accordance with Section 4.07 of the Indenture.

        (B) Amounts credited to the Collateral Account shall be invested and re- invested from time to time in such Temporary Cash Investments as the Pledgor shall determine, which Temporary Cash Investments shall be subject to the Control Agreement and be under the control of the Trustee.

        (C) The Trustee agrees not to deliver a Notice of Sole Control (as defined in the Control Agreement) until such time as an Event of Acceleration exists and is continuing.

        SECTION 6. Record Ownership of Pledged Stock. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Acceleration, the Trustee may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Trustee or its nominee. The Pledgor will promptly give to the Trustee copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor and the Trustee will promptly give to the Pledgor copies of any notices and communications received by the Trustee with respect to Pledged Stock registered in the name of the Trustee or its nominee.

        SECTION 7. Right to Receive Distributions on Collateral. Subject to the terms of the Intercreditor Agreement, after all obligations under the Senior Credit Agreement have been satisfied in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, upon the occurrence and during the continuance of any Event of Acceleration, the Trustee shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Pledgor shall take all such action as the Trustee may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by the Pledgor shall be received in trust for the benefit of the Trustee and the Holders and, if the Trustee so directs during the continuance of an Event of Acceleration, shall be segregated from other funds of the Pledgor and shall, forthwith upon demand by the Trustee during the continuance of an Event of Acceleration, be paid over to the Trustee as Collateral in the same form as received (with any necessary endorsement). After the recision of an acceleration of the Senior Notes pursuant to the Indenture, the Trustee's right to retain dividends, interest and other payments and distributions under this Section 7 shall cease and the Trustee shall pay over to the Pledgor any such Collateral retained by it during the continuance of an Event of Acceleration.

        SECTION 8. Right to Vote Pledged Stock. Subject to the terms of the Intercreditor Agreement, unless an Event of Acceleration shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Trustee shall, upon receiving a written request from the Pledgor accompanied by a certificate signed by its principal financial officer stating that no Event of Default has occurred and is continuing, deliver to the Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Trustee or its nominee as shall be specified in such request and be in form and substance satisfactory to the Trustee.

        Subject to the terms of the Intercreditor Agreement, if an Event of Acceleration shall have occurred and be continuing, the Trustee shall have the right to the extent permitted by law and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, upon receipt of written instructions from the Holders of a majority in aggregate principal amount of then outstanding Notes, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Trustee were the absolute and sole owner thereof. In the absence of such instructions, the Trustee shall not vote, give consents, ratifications and waivers or take any other action with respect to the Pledged Stock.

        SECTION 9. General Authority. The Pledgor hereby irrevocably appoints the Trustee its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Trustee or otherwise, for the sole use and benefit of the Trustee, but at the expense of the Pledgor, to the extent permitted by law, subject to the terms of the Intercreditor Agreement and after all obligations under the Senior Credit Agreement have been satisfied in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, to exercise, at any time and from time to time while an Event of Acceleration has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

             (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

             (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

             (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Trustee were the absolute owner thereof, and

             (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Trustee shall give the Pledgor not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Trustee and the Pledgor agree that such notice constitutes "REASONABLE NOTIFICATION" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

        SECTION 10. Remedies upon Event of Acceleration. Subject to the terms of the Intercreditor Agreement, after all obligations under the Senior Credit Agreement have been satisfied in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, if any Event of Acceleration shall have occurred and be continuing, the Trustee may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised), and, in addition, the Trustee may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Trustee may deem satisfactory. The Trustee or any Holder may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Trustee is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Trustee deems necessary or advisable in order to comply with said Act or any other law. The Pledgor will execute and deliver such documents and take such other action as the Trustee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by this Section 10 shall (1) in the case of a public sale, state the time and place fixed for such sale,
(2) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Trustee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Trustee may determine.
The Trustee shall not be obligated to make any such sale pursuant to any such notice. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the selling price is paid by the purchaser thereof, but the Trustee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Trustee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

        SECTION 11. Expenses. The Pledgor agrees that it will forthwith upon demand pay to the Trustee:

             (i) the amount of any taxes which the Trustee may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien (other than Permitted Liens) thereon, and

             (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Trustee may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Trustee of any of the rights conferred upon it hereunder or (z) an Event of Acceleration.

        SECTION 12. Limitation on Duty of Trustee in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Trustee in good faith.

        SECTION 13. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, after all obligations under the Senior Credit Agreement have been satisfied in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, upon the occurrence and during the continuance of any Event of Acceleration, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Trustee in the following order of priorities:

             first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Trustee, and all expenses, liabilities and advances incurred or made by the Trustee in connection therewith, and any other unreimbursed expenses for which the Trustee is to be reimbursed pursuant to Section 7.07 of the Indenture or Section 11 hereof and unpaid fees owing to the Trustee under the Indenture;

             second, to the ratable payment of all other Secured
        Obligations, until all Secured Obligations shall have been paid in full; and

             finally, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        The Trustee may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

        SECTION 14. Concerning the Trustee. The provisions of Article 7 of the Indenture shall inure to the benefit of the Trustee in respect of this Agreement and shall be binding upon the parties to the Indenture in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Trustee therein set forth:

        (A) The Trustee is authorized to take all such action as is provided to be taken by it as Trustee hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Trustee shall act or refrain from acting in accordance with written instructions from the requisite Holders under the Indenture.

        (B) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Pledgor.

        (C) Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Trustee be liable hereunder except for its gross negligence or willful misconduct.

        SECTION 15. Appointment of Co-Trustees. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Trustee may appoint another bank or trust company or one or more other persons, either to act as co-trustee or co-trustees, jointly with the Trustee, or to act as separate trustee or trustees on behalf of the Holders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Trustee, include provisions for the protection of such co-agent or separate agent similar to the provisions of
Section 14).

        SECTION 16.  Termination of Security Interests; Release of Collateral.

             (A) Upon the repayment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor. At any time and from time to time prior to such termination of the Security Interests, the Trustee may release any of the Collateral in accordance with Article 11 of the Indenture.

             (B) Until such time all obligations under the Senior Credit Agreement have been satisfied in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, upon the Transfer of any Collateral in accordance with Section 11.03(b) of the Indenture, the Security Interests in such Collateral shall terminate (but not Security Interests in the proceeds of such Transfer to the extent provided herein) and all rights to such Collateral shall revert to the Pledgor.

             (C) At such time all obligations under the Senior Credit Agreement have been satisfied in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, upon the Transfer of any Collateral in accordance with Section 11.03(c) of the Indenture, the Trustee shall release such Collateral (but not any proceeds of such sale). No such release shall require the consent of any Holder, and the Trustee shall be fully protected in relying on a certificate of the Pledgor as to whether any particular Transfer is permitted by the terms of the Indenture.

             (D) Upon any termination of the Security Interests or release of Collateral in accordance with this Section, the Trustee will, at the expense of the Pledgor, (i) execute and deliver to the Pledgor such documents as the Pledgor or the First Lien Representative shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be, and (ii) promptly return to the Pledgor any Collateral in its possession.

        SECTION 17. Junior Lien; Intercreditor Agreement. Notwithstanding anything to the contrary herein (i) the terms of this Agreement, the Security Interests created hereby, and the rights of the Trustee and the Holders hereunder, are subject to the terms of the Intercreditor Agreement,
(ii) the Liens created hereunder are subordinate and junior in all respects to the First Lien to the extent and in the manner set forth in the Intercreditor Agreement and (iii) the exercise of all rights and remedies by the Trustee pursuant to this Agreement or otherwise in respect of the Collateral, and the application of any proceeds of any of the Collateral, are subject to and shall be governed by the terms and conditions of the Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. In furtherance of the foregoing, at any time before all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, (a) the Pledgor shall not be required to separately comply with its obligations under this Agreement to the extent the Pledgor shall be in compliance with or have otherwise satisfied its corresponding obligations under the Senior Pledge Agreement (as defined in the Intercreditor Agreement); compliance with such corresponding obligation under the Senior Pledge Agreement shall be deemed to be compliance with such corresponding obligation under this Agreement, and (b) to the extent the First Lien Representative's rights under the Senior Pledge Agreement conflict with the Trustee's rights under this Agreement or are the subject of corresponding rights under this Agreement (i.e., performance of the Pledgor's covenants, application of proceeds and collection of Collateral), the First Lien Representative's rights under the Senior Pledge Agreement shall control, and in either case, no default shall exist hereunder as a result of the Pledgor's failure to perform such obligations or the Trustee's inability to exercise such rights under this Agreement.

        SECTION 18. Notices. All notices hereunder shall be given in accordance with Section 12.02 of the Indenture.

        SECTION 19. Waivers, Non-Exclusive Remedies. No failure on the part of the Trustee to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right under the Indenture or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Indenture are cumulative and are not exclusive of any other remedies provided by law.

        SECTION 20. Successors and Assigns. This Agreement is for the benefit of the Trustee and its successors and assigns. This Agreement shall be binding on the Pledgor and its successors and assigns.

        SECTION 21. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Pledgor and the Trustee.

        SECTION 22. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

        SECTION 23. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee and the Holders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            SUNBEAM CORPORATION


                                            By:______________________________
                                                 Name:
                                                 Title:


                                            THE BANK OF NEW YORK,
                                               as Trustee


                                            By:______________________________
                                                 Name:
                                                 Title:




                         Schedule I - Pledged Stock




                                                                EXHIBIT A




               This SECURITIES ACCOUNT CONTROL AGREEMENT, dated as of [ ], among SUNBEAM CORPORATION (the "DEBTOR"), The Bank of New York, as Trustee (the "SECURED PARTY") and [ ] (the "SECURITIES INTERMEDIARY"). Capitalized terms used but not defined herein shall have the meaning assigned in the Junior Pledge and Security Agreement, dated as of July [ ], 2000, between the Debtor and the Secured Party (the "PLEDGE AGREEMENT"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

               SECTION 1. ESTABLISHMENT OF SECURITIES ACCOUNT. The Securities Intermediary hereby confirms that (i) the Securities Intermediary has established account number [ ] in the name "[ ], subject to the security interest of The Bank of New York, as Trustee" (such account and any successor account, the "Securities Account") and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Secured Party, (ii) the Securities Account is a "securities account" as such term in defined in
Section 8-501(a) of the UCC, (iii) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Secured Party as entitled to exercise the rights that comprise any financial asset credited to the account, (iv) all property delivered to the Securities Intermediary pursuant to the Pledge Agreement will be promptly credited to the Securities Account, and (v) all securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

               SECTION 2. "FINANCIAL ASSETS" ELECTION. The Securities Intermediary hereby agrees that each item of property (including, without limitation, investment property, financial asset, security, instrument, general intangibles or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

               SECTION 3. ENTITLEMENT ORDERS. If at any time the Securities Intermediary shall receive an "entitlement order" within the meaning of
Section 8-102(a)(8) of the UCC (i.e., a notification directing the transfer or redemption of a financial asset credited to the Securities Account) issued by the Secured Party and relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. The Secured Party covenants to the Debtor not to issue any entitlement orders except upon the occurrence of an Event of Acceleration; however, the Securities Intermediary shall comply with all entitlement orders issued by the Secured Party regardless of whether such orders are authorized by the Pledge Agreement.

               SECTION 4. WAIVER OF SET-OFF. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off or banker's lien in favor of any person other than the Secured Party (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of the Security Intermediary's customary fees and expenses for the routine maintenance and operation of the Securities Account, and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

               SECTION 5. CHOICE OF LAW. Both this Agreement and the Securities Account shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's location and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

               SECTION 6. CONFLICT WITH OTHER AGREEMENTS. The Securities Intermediary hereby confirms and agrees that (i) there are no other agreements entered into between the Securities Intermediary (in such capacity) and the Debtor with respect to the Securities Account (except for any customer agreements), (ii) it has not entered into, and until the termination of the this agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person and (iii) it has not entered into, and until the termination of this agreement will not enter into, any agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in
Section 3 hereof. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing (including any customer agreements) or hereafter entered into, the terms of this Agreement shall prevail.

               SECTION 7. AMENDMENTS. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

               SECTION 8. NOTICE OF ADVERSE CLAIMS. Except for the claims and interest of the Secured Party and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If the Securities Intermediary becomes aware that any person has asserted any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Secured Party and the Debtor thereof.

               SECTION 9. MAINTENANCE OF SECURITIES ACCOUNT. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

               (i) Notice of Sole Control. If at any time the Secured Party delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto (a "NOTICE OF SOLE CONTROL"), the Securities Intermediary agrees that after receipt of such notice and for so long as such notice remains in effect, it will take all instruction with respect to the Securities Account solely from the Secured Party.

               (ii) Voting Rights. Except during such time as the Securities Intermediary has received a Notice of Sole Control pursuant to subsection (a) hereof and such notice remains in full force and effect, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account and the Securities Intermediary shall comply with such directions.

               (iii) Permitted Investments. Except during such time as the Securities Intermediary has received a Notice of Sole Control signed by the Secured Party and such notice remains in full force and effect, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made and the Securities Intermediary shall comply with such directions; provided, however, that the Securities Intermediary shall not be required to honor any instruction to purchase any investments other than Temporary Cash Investments.

               (iv) Statements and Confirmations. The Securities
Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Secured Party at the address set forth in Section II of this Agreement.

               (v) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

               SECTION 10. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

               SECTION 11. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

      Debtor:                  [                              ]
                                ------------------------------
                               [Address]
                               Attention:
                               Telecopy No:

      Secured Party:           The Bank of New York
                               101 Barclay Street
                               Floor 21W
                               New York, New York 10286
                               Telecopy No: 212-815-8915

      Securities Intermediary: [                              ]
                                ------------------------------
                               [Address]
                               Attention:
                               Telecopy No:

               Any party may change his address for notices in the manner set forth above.

               SECTION 12. TERMINATION. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interests in the Securities Account are powers coupled with an interest and will neither be affected by the bankruptcy of the Debtor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Party in the Securities Account has been terminated pursuant to the terms of the Pledge Agreement and the Secured Party has notified the Securities Intermediary of such termination in writing.

               SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                               [______________________________]


                               By: ___________________________
                                   Name:
                                   Title:


                               [______________________________]
                                as Secured Party


  ____________________________ By:____________________________
                                   Name:
                                   Title:


                               [______________________________],
                               as Securities Intermediary


                               By:____________________________
                                   Name:
                                   Title:




                                                                 Exhibit A
                                                                 ---------
                       [Letterhead of Secured Party]


                                                          [Date]


[__________________________________]
[Address]



Attention: __________________

                      Re:  Notice of Sole Control
                           ----------------------
Ladies and Gentlemen:

               As referenced in the Securities Account Control Agreement, dated as of [___________], among [____________________], us and you (a copy of which is attached), we hereby give you notice of our sole control over securities account number [__________] (the "SECURITIES ACCOUNT") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

               You are instructed to deliver a copy of this notice by facsimile transmission to [__________________________].


                                            Very truly yours,


                                            [_________________________],
                                               as Trustee



                                            By: ______________________
                                                Title



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